Exhibit 10.2

Construction and contracting contract

Clients:
Huangshan City .Yixian County. Tiancheng Real Estate Development Co., Ltd.
Huangshan City. Xiangxigu Resort Co., Ltd.

Name of Project: Decoration and installation of electrical and mechanical systems in the fourth and sixth building, Xiangxigu Resort, Huangshan City, PRC.

Contract Number: XXG-ZS-C-09-03

Clients (Party A):
Huangshan City.  Yixian County. Tiancheng Real Estate Development Co., Ltd.
Huangshan City. Xiangxigu Resort Co. Ltd.

Contractor (Party B): Leader Smart Engineering (Shanghai) Co., Ltd.

In accordance with the principle of "PRC Economic Contract Law", "Conditions of construction and installation contracting ", combine with the specific circumstances of this project, three parties have reach the following agreement:-
The contract provides for the "Construction Contract Conditions" means the State Administration for Industry and Commerce , PRC Ministry of Construction of "Building construction contract" (GF-91-0201)

Section  1  Overview
1.1      Name of project: Decoration and installation of electrical and mechanical systems in the fourth and sixth building, Xiangxigu Resort, Yixian County, Huangshan City.

Location of project: Yixian County, Huangshan City.  Anhui Province.
Coverage of project: Decoration, air conditioning systems, electrical and mechanical system, fire system and alarm system.
Scope of contracting:  construction, installation of and management
Nature of the works: interior design and installation of electrical and mechanical systems.

1.2        Date of commencement: March 10, 2009
Estimated completion date: December 31, 2009
The construction period (calendar days): 296 days

The actual start date of work of Party A will be according to the date of completion of approval from the Yixian County and Huangshan municipal government departments on the construction drawings and construction procedures and also the required documents to be issued.

1.3	Quality Grade: Good

1.4	Contract price: RMB 49,000,000.00
RMB (in capital): Forty Nine Million Only.

Section 2   Contract documents and the sequence of explanation.

Section 3   The language of the contract documents used, standards and applicable laws.
3.1	Contract Language: The official languageof the PRC (Chinese).
3.2	The applicable law, regulation: State laws, regulations and departmental rules or location of contract works where applicable.
3.3       Applicable Standards and norms: the construction contract must be carried out according to the national standards and norms. If party A required the use of foreign standards because of no national standards and specifications stipulated in the contract can be used in industry, profession or location of the project's local standards and specifications, then party should provide the those standards which translated into Chinese.

3.4 The standards currently in use:
According to quality of construction, delivery norms and related standards to carry out the works and installation in decoration, air conditioning, strong electricity, fire and alarm system.

Section 4   Party B in co-ordination of:
4.1 Construction qualities: Party B agrees to be responsible for overall project management, co-ordination of the construction works and also for decoration, installation of electrical and mechanical systems and modification of construction.
4.2    Admit procedure: Party A is responsible for handling the apply procedure for decoration and construction and also filing documents to the relevant government departments in Ixia County and Huntsman City.
4.3    Coordination of Construction: Party B co-ordinates and manages the  related construction works according to the normal regulations.

Section 5    Party B supervising issues
5.1     Construction Quality: Party B is responsible for overseeing the construction quality and strictly supervises of all installation of electrical and mechanical system, in the condition of not affecting the normal operation of business.
5.2 Safety Construction: Party B is responsible for the safety of the construction site and imposes strict management to ensure that no major incidents occurred.

Section 6   Party A’s works
6.1    Party A shall assist to apply the admit procedure and provide the relevant certificates to Party B 7 days before the commencement of construction.
6.2    Prior to confirmation of receipt from Party A, Party B will receive the various documents required for admission to the site and the handover procedure with the engineering dept. and property dept.
6.3    Party A is responsible for providing site office, communication equipment such as telephone, fax machine, broadband Internet access and transport.
6.4    Party A is responsible for providing Party B’s management personnel on-site accommodation and daily health essential supplies.
6.5    To ensure the provision of free use of temporary supply of electricity, water, equipment and materials storage for construction.

Section 7  On-site representatives of both parties
7.1    Party A  - on-site representative: Mr. Sui Jun
7.2    Party B  - on-site representative: Mr. Chu Ho Toy and Mr. Tsang Sin Chang

Section 8   Schedule
8.1    Party B will fully co-ordinate the construction in the site according to the actual progress of the requirements and the specific circumstances of the site.

Section  9   Postpone of project
9.1    Party B shall start the works in accordance with the agreed date in the contract .If it can not be started on time then a 7-day notice in necessary before the starting  date, given in writing to the Party A and state the reasons and requirements for the extension. Party A shall give a written reply to Party B within 48 hours after receiving the application for an extension. The date of commencement is extended by mutual agreement.
9.2    If both parties have different views, then the starting date should be set through friendly discussion.

Section 10   Suspension of works
10.1    If Party A requests the suspension of construction, a request in writing to Party B is necessary. A letter of processing with opinion will be issued within 48 hours upon submission of request.  Party B shall require to suspense of construction and properly protect the works already done. Party B can request to resume the works in writing. Party A will give a reply within 48 hours upon submission of request by Party B. If the Party A fails to put forward opinions within the 48 hours, then Party B may re-start to work. Party A has the responsibility for overall compensation, including downtime caused by the loss of Party B, outbreak of the additional contract work ands the corresponding extended contracting period.
10.2    Downtime for the costs incurred by the party B is responsible by itself.

Section 11   Delay of schedule
11.1    Delay of schedule will be according to the implementation of specific provisions and standards in Section 13 of "Construction Contract Conditions".
11.2   Except the irresistible factors and Party A not entirely fulfils the responsibility in the contract, if Party A fails to achieve the above tasks of  co-ordination that leading to construction delay, the amount charged will be set after the discussion between the two sides.

Section 12   Inspection and rework
12.1   Inspection and rework will be according to the implementation of specific provisions and standards in Section 16 of "Construction Contract Conditions".
12.2 All materials must be confirmed by both parties before use.

Section 13   Quality rating of project
13.1   Quality of the project should meet the State or professional standard of quality inspection and assessment of the conditions
13.2   Name of the department responsible for quality assessment and arbitration: Huangshan City. Yixian County. The Construction Project Quality Supervision Division.

Section 14   Hidden works and acceptance
14.1    Hidden works and acceptance will be according to the implementation of specific provisions and standards in Section 17 of "Construction Contract Conditions".
14.2   Hidden project must be submitted in conjunction with acceptance of information and agreed with Party A.

Section 15    Testing
15.1    Testing will be according to the implementation of specific provisions and standards in Section 19 of "Construction Contract Conditions".
15.2    Testing will be according to the construction specifications. The testing result will be recorded.

Section 16   Acceptance and re-inspection
16.1    Acceptance and re-inspection will be according to the implementation of specific provisions and standards in Section 18 of "Construction Contract Conditions".
16.2    If there are criticisms by Party A upon the acceptance by the supervisors in various stages of construction, then re-examination and rectification must be done before moving to the next process of the construction.

Section 17   The contract price and payment
17.1    The total contract price is scheduled for Party B tentatively to build the uncompleted construction part of the fourth and sixth building, total amount: RMB Forty Nine Million (¥ 49,000,000.00). Either party can change the terms except the following:-
During the construction process, if both parties agree to change the construction design that leading to the increase in re-work or those works outside the scope section.
17.2   Ways to adjust
Extra amount of cost in the project require the agreement by both parties.

Section 18   Payment of contract sum
18.1   Party A shall pay 50% to Party B within 10 days after completion of the project.
18.2   After complete the whole project, Party A shall pay 45% to Party B, holding 5% for retention money.
18.3   Party A will pay the balance of remaining 5% within 6 months after completion of the project.
18.4   51% stake in the property right of the six buildings in the Resort will be transferred to Party B within one month after completion of the project if Party A defaults the payment.
18.5   Party A will bear the tax upon the engineering invoices provided by Party B for this project.

Section 19   Effective date and termination of contract
19.1    The contract is effective upon the signing by both parties. After Party A fully settles all payment to Party B for the completion of project, this contract shall be terminated automatically.

Section 20   Number of contract copies
20.1    Two original copies in total.
20.2    Both parties hold one original of the contract with same legal binding.

Section 21   Signing date and place of contract
21.1   Signing date: 14 April, 2009.
21.2   Signing place:  No. 699 Ping Tang Road, Shanghai.

Clients:

Huangshan City. Yixian County. Tiancheng Real Estate Development Co., Ltd.
Legal representative: Wang Ke

Huangshan City . Xiangxigu Resort Co. Ltd.
Legal representative: - Chen Zheng Hui

Address: - Huangshan City. Yixian County. Xidi Town. Xidi Village.

Tel: 0559-5156000
Postal Code 245501

Contractor: Leader Smart Engineering (Shanghai) Co., Ltd
Legal representative: - Yip Kam Ming

Address: Unit A, East, 2nd Floor, North Tower, No.699 Ping Tang Road, Chang Ning District, Shanghai, PRC.

Telephone: 021-5260 0062

Bank ref.: Bank of Communications. Shanghai Hongkou Branch
Account number: 316463-00005055003

Postal Code 200335